Golden Aria Corp. Announces Appointment Of Chief Technology Officer.

VANCOUVER, British Columbia, Oct 09, 2009 -- Golden Aria Corp. (GLCP) (the "Company" or "Golden Aria") is pleased to announce the appointment of its Chief Technology Officer.

Mr. Mark Snyder has agreed to the appointment of Chief Technology Officer (CTO)  and will be responsible for the transformation of intellectual capital into technology and operations in the furtherance of the company’s objectives. Mark has a long history in the fields of energy optimization.

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In 1985 he developed one of California’s first large scale bio energy conversion projects where a significant client was enabled to produce electric power from agricultural waste and heat 20 acres of greenhouses for agriculture..

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Mark was selected by the Clinton Administration to serve on a White House Council addressing the needs of our National Electrical Infrastructure in anticipation of the Y2K Conversion.

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Co-founded Clean Air USA and has partnered with Willie Nelson Biodiesel to bring clean alternative fuels to California.

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Mark helped champion Solar Rights in California. Using the appeal of the Green Ribbon Home™ and California’s Solar Rights Law, Mark has had success in changing the electric metering in parks to net metering, which has opened up the solar power market to millions of Californians that currently reside in master metered dwellings.

Mark’s has recently designed a new tracking solar powered water purification system that delivers clean filtered water utilizing solar energy, as noted by RESCUE Green Newsletter, September 2009. “Mark Snyder, an internationally recognized solar energy expert and innovator, has designed a remarkable system that uses 100% solar energy to bring water under pressure from its local source to the filtration unit, process it at a minimum rate of 1000 liters of water per hour of sunlight, a volume that can serve the needs of a village of 500 families.”

President Robert McAllister stated “Mark is a leading advocate in alternative energy use and awareness around the world .We are extremely pleased that he is joining us as Chief Technology Officer and enhancing his role and importance with Golden Aria. . Golden Aria seeks to deliver alternative energy options as the cost of conventional energy continues to rise. Sustainable clean energy is an increasingly desirable and realistic solution to rising costs, both financial and environmental, of delivering global energy needs.”

CORPORATE UPDATE:

Golden Aria is evaluating alliances and opportunities on alternative energy projects with low or no carbon emissions that offer longer term sustainable returns on capital investment.

About Golden Aria Corp.

Golden Aria Corp. is an energy company active in Canada and Mississippi. Golden Aria routinely evaluates projects and corporate opportunities. For further Information please visit our website www.goldenaria.com or contact Mr. Robert McAllister President at 250.807.2748

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements include but are not limited to, the ability of the Company or its officers to transform intellectual capital into technology and operations in the furtherance of the company’s objectives or the ability of the Company to pursue alternative energy initiatives of any kind that might result in any material change to the Company. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions including any alternative energy initiatives. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties nor to develop its alternative energy initiatives. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties nor to produce its alternative energy initiatives. Access to capital, or lack thereof, is a major risk. The Company currently has no oil and gas production. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.